IDS Life Managed Fund, Inc.
File No. 2-96367/811-4252

EXHIBIT INDEX

Exhibit 5(b):    Investment Advisory Agreement dated Oct. 14, 1998.

Exhibit 10:      Opinion and Consent of Counsel.

Exhibit 17:      Financial Data Schedule.

Exhibit 18(a):   Directors' Power of Attorney dated Jan. 7, 1998.